UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2013

EnergySolutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33830	51-0653027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

423 West 300 South Suite 200 Salt Lake City, Utah	84101
(Address of Principal Executive Offices)	(Zip Code)

(801) 649-2000

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On January 7, 2013, EnergySolutions, Inc., a Delaware corporation (the “Company”), issued a press release announcing entry into a definitive agreement (“Merger Agreement”) with Rockwell Holdco, Inc., a Delaware corporation (“Parent”), and Rockwell Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) pursuant to which Merger Sub will merge with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Parent. Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of the Company (“Company Common Stock”), par value $0.01 per share, other than shares of Company Common Stock held in the treasury of the Company or owned by Parent, affiliates of Parent, Merger Sub, a subsidiary of the Company or by stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive $3.75 in cash. Consummation of the Merger is subject to customary closing conditions, including the approval of the Company’s stockholders. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 7, 2013, in connection with the Merger, David Lockwood, Chief Executive Officer of the Company, sent an e-mail to the Company’s employees notifying them of the Merger. The e-mail is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit
99.1	Press Release, issued by the Company, dated January 7, 2013
99.2	E-mail from David Lockwood, Chief Executive Officer of EnergySolutions, Inc., to the Company’s employees, dated January 7, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGYSOLUTIONS, INC.

Dated: January 7, 2013	By:	/s/ Russ Workman
		Name:	Russ Workman
		Title:	General Counsel

Exhibit Index

Exhibit No.	Exhibit
99.1	Press Release, issued by the Company, dated January 7, 2013
99.2	E-mail from David Lockwood, Chief Executive Officer of EnergySolutions, Inc., to the Company’s employees, dated January 7, 2013.